UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23946	58-1873345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 441-1580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL INSTRUCTIONS

A. Rule as to Use of Form 8-K.

1. Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 3, 2005, the Company’s Board of Directors amended and restated the Company’s Bylaws to (i) allow for notice of stockholder meetings to be transmitted by electronic means (facsimile, telegraph or cable); (ii) conform cross-references to revised numbering in the proxy rules; (iii) provide for board committees to take action without a meeting; (iv) provide that the Chairman of the Board may be the Chief Executive Officer; (v) provide that the Board may designate one vice president to perform the duties of the President in the event of the President’s absence or disability; (vi) clarify that compensation of the principal officers shall be fixed by the Board; and (vii) correct typographical errors. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws filed with this Form 8-K as Exhibit 3.2 and incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

3.2	Amended and Restated Bylaws of the Company dated May 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ James M. McNeill
James M. McNeill,
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Dated: May 9, 2005

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EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws dated May 3, 2005.

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